EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A Amendment No. 3 of our report dated December 31, 2007 relating to the consolidated financial statements of Strategic American Oil Corporation appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Interest of Named Experts and Counsel" in such Prospectus.

"DMCL"
Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
May 22, 2008